Exhibit 99.1

Freescale Semiconductor Announces Second Quarter 2008 Results

AUSTIN, Texas--(BUSINESS WIRE)--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the second quarter ended June 27, 2008.

Highlights for the second quarter of 2008 include:

  Net sales of $1.47 billion;
  Adjusted EBITDA of $416 million;
  Cash, cash equivalents and short-term investments of $1.20 billion at June 27, 2008.

A description of Adjusted EBITDA and the reconciliations to our GAAP results are included in this press release and the accompanying tables.

Net Sales

Net sales for the second quarter of 2008 were $1.47 billion, compared to $1.41 billion in the first quarter of 2008 and $1.38 billion in the second quarter of 2007. “Our revenue growth, operating efficiencies and improved margins represent solid execution on the part of the Freescale team,” said Rich Beyer, Chairman and CEO.

Operating Highlights

Operating earnings, net earnings (loss) and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) include reorganization of business charges and non-cash purchase accounting expenses related to the company’s acquisition by a private equity consortium in December 2006.

The company believes that providing operating earnings and EBITDA exclusive of these expenses, and certain other items, is a more meaningful representation of the company’s ongoing financial performance. Including these expenses, the operating loss and net loss for the second quarter of 2008 were $137 million and $184 million, respectively, compared to $268 million and $288 million, respectively, during the second quarter of 2007.

Excluding the aforementioned expenses, operating earnings were $234 million and EBITDA was $368 million in the second quarter of 2008. This compares to operating earnings of $159 million and EBITDA of $311 million in the second quarter of 2007.

The company also uses Adjusted EBITDA to measure compliance with certain of its debt covenants. Adjusted EBITDA is defined as EBITDA adjusted to add back non-cash, non-recurring and other items included in EBITDA and net earnings (loss), as required by various covenants in the company’s debt agreements. Adjusted EBITDA was $416 million for the second quarter of 2008 and $1.63 billion for the latest 12 months ended June 27, 2008.

Tables describing EBITDA, Adjusted EBITDA and reconciling net income to these measures are included in this press release.

Product Revenues

The company’s net sales figures for the second quarter of 2008 are as follows:

  Microcontroller net sales were $460 million in the second quarter of 2008, compared to $458 million in the first quarter of 2008 and $472 million in the second quarter of 2007.
  RF, Analog and Sensor net sales were $280 million in the second quarter of 2008, compared to $259 million in the first quarter of 2008 and $273 million in the second quarter of 2007.
  Networking and Multimedia net sales were $312 million in the second quarter of 2008, compared to $269 million in the first quarter of 2008 and $263 million in the second quarter of 2007.
  Cellular net sales were $337 million in the second quarter of 2008, compared to $318 million in the first quarter of 2008 and $239 million in the second quarter of 2007.
  Other net sales were $83 million in the second quarter of 2008, compared to $101 million in the first quarter of 2008 and $129 million in the second quarter of 2007.

Liquidity Highlights

Cash, cash equivalents and short-term investments were $1.20 billion on June 27, 2008, compared to $1.25 billion on March 28, 2008. Capital expenditures were $74 million or five percent of net sales for the second quarter of 2008.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Daylight Time on July 22, 2008. The company will offer a live webcast of the conference call over the Internet at: www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale is one of the world's largest semiconductor companies with 2007 sales of $5.7 billion (USD). www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor, Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor, Inc. 2008.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in millions)	June 27,	March 28,	June 29,
	2008	2008	2007

Net sales	$1,472	$1,405	$1,376
Cost of sales	840	813	809
Gross margin	632	592	567
Selling, general and administrative	175	166	165
Research and development	293	278	286
Amortization expense for acquired intangible assets	273	272	346
Reorganization of businesses and other	25	26	38
Merger expenses	3	2	-
Operating loss	(137)	(152)	(268)

Other expense, net	(146)	(190)	(188)
Loss before income taxes	(283)	(342)	(456)
Income tax benefit	(99)	(97)	(168)
Net loss	$(184)	$(245)	$(288)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	June 27,	March 28,	June 29,
	2008	2008	2007

Adjusted gross margin	$694	$645	$605
Inventory step-up recognition	7	-	-
Incremental depreciation and amortization expense	55	53	38
Gross margin	$632	$592	$567

Adjusted operating earnings	$234	$206	$159
Sigmatel IP R&D Charge	3	-	-
Inventory step-up recognition	7	-	-
Incremental depreciation and amortization expense	60	58	43
Amortization expense for acquired intangible assets	273	272	346
Reorganization of businesses and other	25	26	38
Merger expenses	3	2	-
Operating loss	$(137)	$(152)	$(268)

EBITDA excluding the effects of purchase accounting and other items	$368	$351	$311
Sigmatel IP R&D Charge	3	-	-
Inventory step-up recognition	7	-	-
Reorganization of businesses and other	25	26	38
Fair value adjustment on interest rate swaps	(14)	25	-
Merger expenses	3	2	-
EBITDA	$344	$298	$273

Adjusted gross margin and adjusted operating earnings represent gross margin and operating (loss) earnings adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses and other charges, and merger expenses. Adjusted gross margin and adjusted operating earnings are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP). Adjusted gross margin and adjusted operating earnings do not represent gross margin or operating (loss) earnings, as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating (loss) earnings as an indicator of our operating performance. We have included information concerning adjusted gross margin and adjusted operating earnings because we use such information when evaluating gross margin and operating (loss) earnings to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure. We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating (loss) earnings to better evaluate the underlying performance of the Company. EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended
	June 27,	March 28,	June 29,
	2008	2008	2007

Microcontroller (a)	$460	$458	$472
Cellular (b)	337	318	239
Networking and Multimedia (c)	312	269	263
RF, Analog and Sensors (d)	280	259	273
Other (e)	83	101	129
	$1,472	$1,405	$1,376

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Three Months ended June 27, 2008	Twelve months ended June 27, 2008

Net loss	$(184)	$(1,216)
Interest expense, net	157	731
Income tax (benefit)	(99)	(601)
Depreciation and amortization*	470	1,979
EBITDA	$344	$893
Non-cash stock-based employee compensation (1)	15	51
Other non-cash charges (2)	10	462
Non-recurring/one-time items (3)	32	81
Cost savings (4)	8	43
Other defined terms (5)	7	98
Adjusted EBITDA	$416	$1,628

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, asset impairment charges and other non-cash items.

(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business program.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities. We believe that the presentation of Adjusted EBITDA for the three months and year ended June 27, 2008 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating income (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss). However, some of these expenses may recur, vary greatly and are difficult to predict. Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(in millions)

	June 27,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$502	$206
Short-term investments	697	545
Accounts receivable, net	706	542
Inventory	724	779
Other current assets	425	712
Total current assets	3,054	2,784

Property, plant and equipment, net	2,296	2,517
Goodwill	5,345	5,350
Intangible assets, net	3,385	3,918
Other assets, net	585	548
Total assets	$14,665	$15,117

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$92	$93
Accounts payable	473	385
Accrued liabilities and other	721	574
Total current liabilities	1,286	1,052

Long-term debt	9,278	9,380
Deferred tax liabilities	897	1,114
Other liabilities	390	381

Stockholder's equity	2,814	3,190
Total liabilities and stockholder's equity	$14,665	$15,117

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	June 27,	March 28,
	2008	2008

Free cash flow	$19	$520
Proceeds from sales of strategic investments and businesses	-	(12)
Capital expenditures	74	85
Proceeds from sales of property, plant, and equipment and assets held for sale	(140)	(141)
Payments for other assets	18	22
Payments for Acquisition	94	-
Cash flow provided by operations	$65	$474

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures. The most directly comparable GAAP measure is cash flow provided by operations. We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions. We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business. Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow. We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Andy North, 512-996-4418
andy.north@freescale.com